"[  *  ]" = Omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit 99.1

LICENSING AGREEMENT

            This Licensing Agreement (hereinafter referred to as the "Agreement") is made as of the 30th day of October, 2002 by and between Beneficial Franchise Company, Inc. ("BFC") and Imperial Capital Bank ("Licensee"). BFC and Licensee are referred to herein collectively as the "Parties".

            WHEREAS, BFC is the owner of U.S. Patents Nos. 4,890,228; 5,193,057; and 5,963,921; ("the Patents"), which relate to certain methods and/or processes used in connection with certain banking products or services commonly known as refund anticipation loans ("RALs") or refund anticipation checks ("RACs"), and

            WHEREAS, Licensee is in and/or plans to be in the business of providing RALs and RACs, and would like the benefit of the processes and methods covered by the claims in the Patents.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, BFC and Licensee agree as follows:

I.  License and Licensing Fee

            1.  BFC represents and warrants that it has full legal title, with full power to grant licenses, to the Patents.

            2.  BFC further represents and warrants that, as long as this Agreement is in effect, that it will not sue Licensee for patent infringement in connection with the Patents.

NEXT PAGE

            3.  In exchange for the licensing fee described below, BFC grants to Licensee a non-exclusive license to make, use, import into the United States, or sell any product, service, apparatus or device covered by any claim in the Patents. The parties expressly recognize that this license extends to all third parties whose participation is required to carry out one or more of the claims of the Patents, but only to the extent such participation is at the direction of or for the benefit of Licensee.

            4.  This license shall be for a term ending when the last of the three Patents expires.

            5.  This license is not transferable.

            6.  In exchange for the license described above, Licensee herein covenants and agrees that it will pay to BFC a licensing fee of $[  *  ] as forwarded by Household Tax Masters, Inc. to BFC in accordance with the terms of the Sales and Servicing Agreement for RALs and RACs, for each (a) approved RAL, (b) approved RAC based on a federal refund, and (c) denied RAL application pursuant to which the related deposit account receives the refund from the Internal Revenue Service.

            7.  License payments shall be made on a daily basis in accordance with the terms of the Sales and Servicing Agreement for RALs and RACs, dated as of October 30, 2002.

            8.  In the event that any of the Patents are at any time declared invalid, then the remainder of the above sum still due shall still be paid by Licensee to BFC. In such an instance, however, the remaining sum will not be considered a license fee, but will rather

NEXT PAGE

be considered a payment in consideration for a covenant not to sue Licensee for patent infringement during the period of the license.

            B.  Nondisclosure of Terms

            The parties herein covenant and agree that none of the terms of this License Agreement will be disclosed to any other party without either the written consent of all parties.

II.  ENTIRE AGREEMENT, MODIFICATION AND SEVERABILITY

            1.  This writing constitutes the entire agreement between and among the Parties regarding the subject matter hereof, superseding all prior written and oral agreements.

            2.  No modification of this Agreement is valid unless executed in writing by all affected Parties. No Party is bound by any representation, warranty, promise, statement or information regarding the subject matter hereof unless set forth herein. This Agreement has been jointly drafted by the Parties, none of whom is deemed to be its drafter for purposes of any rule of law which construes a document against the person who drafted it.

III.  GOVERNING LAW

            The parties agree that this Agreement shall be subject to, governed by, and construed and enforced pursuant to the laws of the State of Nevada without regard to its choice of law principles.

NEXT PAGE

IV.  CAPTIONS

            The captions in this Agreement are for convenience and organization only and are not intended to be a part of the body of this Agreement, nor are they intended to be referred to in construing the provisions of this Agreement.

V.  VOLUNTARY EXECUTION AND REPRESENTATION BY COUNSEL

            The Parties acknowledge that they have carefully read this Agreement and understand all of its terms. The Parties further acknowledge that they have voluntarily entered into this Agreement; that they have not relied upon any representation or statement, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; and that they have had this Agreement reviewed by their attorneys and have received advice from their attorneys with which they are satisfied.

VI.  EFFECTIVENESS

            This Agreement becomes effective when it has been executed by the Parties. The individuals signing this document on behalf of the respective parties represent and warrant that they have the authority to bind the respective parties to this Agreement.

NEXT PAGE

Dated: October 30, 2002

BENEFICIAL FRANCHISE COMPANY, INC.
By:	/s/ Patrick A. Cozza Patrick A. Cozza Vice President, Beneficial Franchise Company, Inc.

STATE OF CALIFORNIA
                                              ss.:
COUNTY OF SAN DIEGO

            On October 30, 2002, before me, Julie A. Brunache, Notary Public, personally appeared Patrick A. Cozza, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.
/s/ Julie A. Brunache Notary Public

Commission #1308558
Notary Public - California
San Diego County
My Commission Expires June 10, 2005

NEXT PAGE

Dated: October 30, 2002

IMPERIAL CAPITAL BANK
By:	Timothy Doyle Name: Timothy Doyle Title: Chief Financial Officer

STATE OF CALIFORNIA
                                              ss.:
COUNTY OF SAN DIEGO

            On October 30, 2002, before me, Julie A. Brunache, Notary Public, personally appeared Timothy Doyle, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

Julie A. Brunache Notary Public

Commission #1308558
Notary Public - California
San Diego County
My Commission Expires June 10, 2005